EXHIBIT 99.1

TOR Minerals Announces Second Quarter 2009 Financial Results

CORPUS CHRISTI, Texas, August 5, 2009 - TOR Minerals International (Nasdaq:TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced its financial results for the second quarter ended June 30, 2009. The company reported a net loss available to common shareholders of ($23,000), or ($0.00) per diluted share, on net sales of $5,654,000 for the quarter ended June 30, 2009. This compares with a net loss available to common shareholders of ($353,000), or ($0.04) per diluted share, on net sales of $6,916,000 for the quarter ended June 30, 2008.

Net sales decreased 18 percent during the second quarter of 2009 primarily due to a 19 percent decrease in both HITOX and specialty alumina sales.  Although weakness in paint and plastics markets continued to affect HITOX sales during the second quarter, order rates improved during the second quarter resulting in a 46 percent sequential revenue increase from the first quarter of 2009.  During the second quarter of 2009, sales of specialty alumina products declined 19 percent versus the second quarter of 2008 and decreased 31 percent from the first quarter of 2009 primarily due to a decrease in European sales.

During the second quarter of 2009, the company reported an operating profit of $100,000, compared to an operating loss of ($211,000) during the second quarter of 2008. In addition to lower energy and raw materials costs, several factors, including revenue mix, a 19 percent reduction of indirect production costs, and a 37 percent reduction in SG&A expenses, contributed to the improvement in second quarter profitability.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Earlier in the year, we took the necessary steps to prepare for an extended period of weak demand in our end markets.  As a result of these steps, new, low-cost processing technologies and the dedicated efforts of our employees, the company was able to return to operating profitability during the second quarter."

The company said that it expects to see continued improvement in financial results during the third quarter of 2009.  "While continued improvements in profitability beyond third quarter will be dependent on top line performance, we are encouraged by the sequential improvement in HITOX order rates in the U.S. and Asia and have received significant interest in our new alumina products in the U.S.  We are continuing to maintain a lean organization and continuing to focus on product areas that have short sale cycles and can improve top line performance and plant utilization," continued Dr. Karasch.

A webcast discussing second quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

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This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slow down in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg
Three Point Advisors, LLC
(817) 310-0051

Financial Tables Follow

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TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
NET SALES	$5,654	$6,916	$11,357	$13,662
Cost of sales	4,789	5,912	9,678	11,998
GROSS MARGIN	865	1,004	1,679	1,664
Technical services and research and development	40	61	92	127
Selling, general and administrative expenses	725	1,154	1,736	2,229
Gain on disposal of assets	-	-	-	(2)
OPERATING INCOME (LOSS)	100	(211)	(149)	(690)
OTHER INCOME (EXPENSE):
Interest income	-	-	2	1
Interest expense	(136)	(131)	(248)	(275)
Gain (loss) on foreign currency exchange rate	(12)	(2)	42	(1)
Other, net	2	9	4	10
LOSS BEFORE INCOME TAX	(46)	(335)	(349)	(955)
Income tax expense (benefit)	(38)	3	(72)	(28)
NET LOSS	$(8)	$(338)	$(277)	$(927)
Less: Preferred Stock Dividends	15	15	30	30
Loss Available to Common Shareholders	$(23)	$(353)	$(307)	$(957)

Loss per common share:
Basic	$(0.00)	$(0.04)	$(0.03)	$(0.12)
Diluted	$(0.00)	$(0.04)	$(0.03)	$(0.12)
Weighted average common shares outstanding:
Basic	9,453	7,878	9,453	7,875
Diluted	9,453	7,878	9,453	7,875
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TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts)
	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$204	$191
Restricted cash	475	-
Trade accounts receivable, net	3,296	2,310
Inventories, net	10,572	11,839
Other current assets	969	444
TOTAL CURRENT ASSETS	15,516	14,784
PROPERTY, PLANT AND EQUIPMENT, net	19,114	19,515
OTHER ASSETS	39	38
Total Assets	$34,669	$34,337

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,443	$2,268
Accrued expenses	1,269	1,611
Notes payable under lines of credit	3,262	2,156
Export credit refinancing facility	1,451	1,458
Current deferred tax liability	60	56
Current maturities - capital leases	90	86
Current maturities of long-term debt - financial institutions	1,366	1,590
Total current liabilities	8,941	9,225
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES
Capital leases	95	141
Long-term debt - financial institutions	1,599	1,876
Long-term debt - convertible debentures, net	1,062	-
Deferred tax liability	492	580
Total liabilities	12,189	11,822
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Series A 6% convertible preferred stock $.01 par value: authorized, 5,000 shares; 200 shares issued and outstanding at 6/30/09 and 12/31/08	2	2
Common stock $.25 par value: authorized, 20,000 shares; 9,453 shares issued and outstanding at 6/30/09 and at 12/31/08, respectively	2,363	2,363
Additional paid-in capital	24,998	24,525
Accumulated deficit	(7,918)	(7,611)
Accumulated other comprehensive income:
Cumulative translation adjustment	3,035	3,236
Total shareholders' equity	22,480	22,515
Total Liabilities and Shareholders' Equity	$34,669	$34,337
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TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(277)	$(927)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	862	987
Stock-based compensation expense	50	90
Warrant interest expense	9	-
Gain on sale/disposal of property, plant and equipment	-	(2)
Deferred income taxes	(75)	(31)
Provision for bad debt	(3)	1
Changes in working capital:
Receivables	(761)	(1,415)
Inventories	1,191	1,523
Other current assets	(527)	(332)
Accounts payable and accrued expenses	(1,139)	1,041
Net cash provided by (used in) operating activities	(670)	935
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(578)	(1,699)
Proceeds from sales of property, plant and equipment	-	3
Net cash used in investing activities	(578)	(1,696)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds / (payments) from lines of credit	1,098	(72)
Net proceeds from export credit refinancing facility	15	365
Net payments on capital leases	(43)	(17)
Proceeds from long-term bank debt	-	1,973
Payments on long-term bank debt	(496)	(1,628)
Proceeds from convertible debentures	1,475	-
Increase in restricted cash	(475)	-
Proceeds from the issuance of common stock through exercise of common stock options	-	12
Preferred stock dividends paid	(30)	(30)
Net cash provided by financing activities	1,544	603
Effect of exchange rate fluctuations on cash and cash equivalents	(283)	(9)
Net change in cash and cash equivalents	13	(167)
Cash and cash equivalents at beginning of period	191	376
Cash and cash equivalents at end of period	$204	$209

Supplemental cash flow disclosures:
Interest paid	$236	$275
Taxes paid	$8	$5
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